Exhibit 32.1
CERTIFICATION OF CHIEF EXECUTIVE OFFICER AND CHIEF FINANCIAL OFFICER
PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002
In connection with the Quarterly Report on Form 10-Q of NetSuite Inc. for the quarterly period ended March 31, 2015 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), Zachary Nelson, as Chief Executive Officer of NetSuite Inc., hereby certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to the best of his knowledge, the Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, and the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of NetSuite Inc.

Date:	May 4, 2015	By:	/s/ Zachary Nelson
Zachary Nelson
President and Chief Executive Officer
(Principal Executive Officer)
In connection with the Quarterly Report on Form 10-Q of NetSuite Inc. for the quarterly period ended March 31, 2015 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), Ronald Gill, as Chief Financial Officer of NetSuite Inc., hereby certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to the best of his knowledge, the Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, and the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of NetSuite Inc.

Date:	May 4, 2015	By:	/s/ Ronald Gill
Ronald Gill
Chief Financial Officer
(Principal Financial Officer)